Exhibit 99.1

Ventas Reports 19 Percent Increase in Second Quarter 2012 Normalized FFO to $0.95 Per Diluted Share

Completes $1.2 Billion of Acquisitions in Second Quarter

Company Raises Full Year 2012 Normalized FFO Per Diluted Share Guidance to $3.70 to $3.74

CHICAGO--(BUSINESS WIRE)--July 26, 2012--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the quarter ended June 30, 2012 increased approximately 96 percent to $277.8 million, from $141.5 million for the comparable 2011 period. Normalized FFO per diluted common share was $0.95 for the quarter ended June 30, 2012, a 19 percent increase from $0.80 for the comparable 2011 period. Weighted average diluted shares outstanding for the period rose by 64 percent to 292.6 million, compared to 177.9 million in the second quarter of 2011.

“Ventas offers both growth and defense for investors,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “We continued our record of consistent, strong growth in the second quarter, as we delivered exceptional results from our Atria- and Sunrise-managed communities, closed $1.2 billion in accretive acquisitions, maintained a fortress balance sheet and posted record earnings. We are pleased to increase our full-year outlook, reflecting the strength in our business model and execution.”

The second quarter’s substantial growth is primarily due to the Company’s acquisitions, including the May 2011 acquisition of 117 private pay senior living communities managed by Atria Senior Living, Inc. (“Atria”), the July 1, 2011 acquisition of Nationwide Health Properties, Inc. (“NHP”), the April 2012 acquisition of Cogdell Spencer Inc. (“Cogdell”) and the May 2012 acquisition of 16 private pay senior living communities from affiliates of Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”); excellent performance in the Company’s seniors housing operating communities managed by Sunrise and Atria; rental increases from the Company’s triple-net lease portfolio; and lower weighted average interest rates. These benefits were partially offset by increases in general and administrative expenses, higher debt balances, increases in the Sunrise management fee and a significant increase in weighted average diluted shares outstanding.

The Company also recognized a net gain of $38.6 million in the second quarter of 2012 from real estate dispositions, which gain is excluded from both normalized FFO and NAREIT FFO (as defined below).

Normalized FFO for the quarter ended June 30, 2012 excludes the net expense (totaling $41.8 million, or $0.14 per diluted share) from loss on extinguishment of debt, merger-related expenses and deal costs (including integration costs), mark-to-market adjustment for derivatives and amortization of other intangibles, offset by income tax benefit. Normalized FFO for the quarter ended June 30, 2011 excluded the net expense (totaling $41.0 million, or $0.23 per diluted share) from merger-related expenses and deal costs (including integration costs), loss on extinguishment of debt and amortization of other intangibles, offset by income tax benefit and mark-to-market adjustment for derivatives.

Normalized FFO for the six months ended June 30, 2012 was $541.7 million, or $1.86 per diluted common share, a 21 percent increase per diluted common share from $262.6 million, or $1.54 per diluted common share, for the comparable 2011 period. Normalized FFO for the six months ended June 30, 2012 excludes the net expense (totaling $90.9 million, or $0.31 per diluted share) from loss on extinguishment of debt, merger-related expenses and deal costs (including integration costs), amortization of other intangibles, mark-to-market adjustment for derivatives and non-cash income tax expense.

Net income attributable to common stockholders for the quarter ended June 30, 2012 was $74.0 million, or $0.25 per diluted common share, including discontinued operations of $31.5 million, compared with net income attributable to common stockholders for the quarter ended June 30, 2011 of $19.7 million, or $0.11 per diluted common share, including discontinued operations of $1.2 million. This increase in net income attributable to common stockholders is primarily the result of the Company’s acquisitions, a net gain on real estate dispositions of $38.6 million and lower merger-related expenses and deal costs (including integration costs), partially offset by loss on extinguishment of debt.

Net income attributable to common stockholders for the six months ended June 30, 2012 was $164.7 million, or $0.56 per diluted common share, including discontinued operations of $74.2 million, compared with net income attributable to common stockholders for the six months ended June 30, 2011 of $68.7 million, or $0.40 per diluted common share, including discontinued operations of $2.2 million. This increase in net income attributable to common stockholders is primarily the result of the Company’s acquisitions, a net gain on real estate dispositions of $78.8 million and lower merger-related expenses and deal costs (including integration costs), partially offset by loss on extinguishment of debt and non-cash income tax expense.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the quarter ended June 30, 2012 increased 135 percent to $236.0 million, from $100.6 million in the comparable 2011 period. NAREIT FFO per diluted common share for the quarter ended June 30, 2012 increased 42 percent to $0.81, from $0.57 in 2011. This increase is primarily due to the factors described above for net income excluding the net impact of gains or losses on real estate dispositions.

NAREIT FFO for the six months ended June 30, 2012 increased 124 percent to $450.8 million, from $201.6 million in the comparable 2011 period. NAREIT FFO per diluted common share for the six months ended June 30, 2011 increased 30 percent to $1.55, from $1.19 in 2011. This increase is primarily due to the factors described above for net income excluding the net impact of gains or losses on real estate dispositions.

PRIVATE PAY SENIORS HOUSING OPERATING PORTFOLIO

Second Quarter 2012 Total Portfolio NOI and Same-Store Occupancy Trend Positive

At June 30, 2012, the Company’s seniors housing operating portfolio included 95 private pay seniors housing communities managed by Sunrise and 119 private pay seniors housing communities managed by Atria. Of these 214 assets, 197 were owned by the Company for the full first and second quarters of 2012 (“same-store”).

Same-store Net Operating Income (“NOI”) before management fees for the 197 same-store communities increased 2.0 percent to $107.9 million in the second quarter of 2012 versus $105.7 million in the first quarter of 2012. Same-store NOI after management fees increased sequentially by 1.7 percent, from $90.3 million in the first quarter of 2012 to $91.8 million in the second quarter of 2012. Per unit occupancy in the 197 same-store communities rose 80 basis points to 89.2 percent in the second quarter of 2012 compared to the first quarter of 2012.

SECOND QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Portfolio, Performance and Balance Sheet Highlights

Investments and Dispositions

  Ventas completed the acquisition of Cogdell and its 71 high-quality MOBs. With this acquisition, Ventas is now the largest owner of MOBs in the U.S. with over 21 million square feet of owned and managed properties.
  Ventas acquired 16 high-quality, private pay seniors living communities managed by Sunrise for $362 million on May 1, 2012. May and June NOI after management fees totaled $4.4 million for these 16 communities.
  In addition, during the second quarter of 2012, Ventas invested over $98 million, including $18.2 million in assumed debt, in seniors housing communities at an expected unlevered yield of approximately 7.25 percent.
  Ventas sold thirteen assets for total consideration of $121.9 million, including a fee of $3 million.
  The Company has commitments to acquire over $300 million of additional assets during the second half of 2012, subject to various conditions.

Liquidity, Ratings and Balance Sheet

  The Company issued and sold $600.0 million aggregate principal amount of 4.00 percent senior notes due 2019 in April 2012 and redeemed $225.0 million principal amount of its 6¾ percent senior notes due 2017 in May 2012. Ventas recognized a loss on extinguishment of debt of approximately $10 million in the second quarter of 2012.
  In June 2012, the Company sold 5,980,000 shares of common stock and received $342.5 million in aggregate proceeds from the sale.
  The Company currently has approximately $1.6 billion of borrowing capacity available under its unsecured revolving credit facility and approximately $55.4 million in cash and cash equivalents.
  At June 30, 2012, the Company had $367 million of borrowings outstanding under its unsecured revolving credit facility, approximately $500 million of borrowings outstanding under its unsecured term loan facility, and $52.8 million of cash and cash equivalents.
  The Company’s debt to total capitalization at June 30, 2012 was approximately 28 percent.
  The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) at June 30, 2012 was 4.9x.

Portfolio & Additional Information

  The 197 skilled nursing facilities (“SNFs”) and long-term acute care hospitals (“LTACs”) master leased by the Company to Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.0x for the trailing 12-month period ended March 31, 2012 (the latest date available).
  With respect to the 89 licensed SNFs and LTACs whose current lease to Kindred expires April 30, 2013, Kindred has renewed or entered into a new lease for 35 assets at a total annual rent of $75 million, which represents approximately 60 percent of the total current annual rent of $126 million for the 89 facilities. Ventas is currently marketing for lease to qualified care providers the remaining 54 SNFs whose lease to Kindred expires April 30, 2013. Current annual rent for these 54 SNFs is $57 million, which Ventas believes approximates market rent.
  Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.

VENTAS RAISES 2012 NORMALIZED FFO PER DILUTED SHARE GUIDANCE TO $3.70 TO $3.74

Ventas currently expects its 2012 normalized FFO per diluted share to range between $3.70 and $3.74, improving its previously announced 2012 guidance (which included the accretive acquisition of Cogdell) of between $3.63 and $3.69 per diluted share. For the full year, Ventas expects average fully diluted shares outstanding to be approximately 295 million. The Company now expects 2012 NOI for its total Sunrise- and Atria-managed seniors housing operating portfolio, including assets acquired in 2012, to be between $375 million and $381 million.

The Company has included the impact of over $300 million in additional acquisitions in its updated guidance. In its improved outlook, the Company has also assumed (i) approximately $150 million in additional asset sales and/or loan repayments, and (ii) refinancing of approximately $350 million in current debt. There can be no assurance regarding the timing, terms or closing of any of these events.

The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes, with certain immaterial exceptions, that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance excludes, other than as specifically stated, (a) gains and losses on the sales of real property assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement, (e) the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, and (f) the financial impact of contingent consideration.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

SECOND QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (617) 213-8839. The participant passcode is “Ventas.” The conference call is being webcast live by Thomson Reuters and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. A replay of the webcast will be available today online, or by calling (617) 801-6888, passcode 86631807, beginning at approximately 12:00 p.m. Eastern Time and will be archived for 28 days.

Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of more than 1,400 assets in 47 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including its recent acquisition of Cogdell and investments in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2011 and the year ending December 31, 2012; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in U.S. and Canadian currency exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in the Company’s leases, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (x) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011
(In thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Assets
Real estate investments:
Land and improvements	$1,744,752	$1,616,947	$1,614,847	$1,584,842	$854,055
Buildings and improvements	16,181,392	15,329,730	15,337,919	15,289,744	8,969,465
Construction in progress	133,890	85,418	76,638	60,978	41,240
Acquired lease intangibles	920,116	799,136	800,858	821,613	317,850
	18,980,150	17,831,231	17,830,262	17,757,177	10,182,610
Accumulated depreciation and amortization	(2,256,197)	(2,084,212)	(1,916,530)	(1,761,135)	(1,601,662)
Net real estate property	16,723,953	15,747,019	15,913,732	15,996,042	8,580,948
Secured loans receivable, net	213,193	222,218	212,577	302,264	634,472
Investments in unconsolidated entities	104,636	106,086	105,303	119,322	14,765
Net real estate investments	17,041,782	16,075,323	16,231,612	16,417,628	9,230,185
Cash and cash equivalents	52,803	53,224	45,807	57,482	26,702
Escrow deposits and restricted cash	114,883	114,420	76,590	84,783	64,261
Deferred financing costs, net	25,750	26,601	26,669	12,424	16,129
Other assets	987,043	919,391	891,232	633,453	296,756
Total assets	$18,222,261	$17,188,959	$17,271,910	$17,205,770	$9,634,033

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$7,204,727	$6,430,364	$6,429,116	$6,313,141	$5,007,080
Accrued interest	47,842	58,041	37,694	65,985	26,558
Accounts payable and other liabilities	1,059,385	1,060,647	1,085,597	1,128,706	401,151
Deferred income taxes	271,066	271,408	260,722	274,852	279,668
Total liabilities	8,583,020	7,820,460	7,813,129	7,782,684	5,714,457

Redeemable OP unitholder interests	116,635	106,264	102,837	92,817	-

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	-	-	-	-	-
Common stock, $0.25 par value; 295,370, 289,027, 288,823, 287,962 and 188,106 shares issued at June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011, respectively	73,855	72,273	72,240	72,025	47,063
Capital in excess of par value	9,932,839	9,591,880	9,593,583	9,595,495	4,254,137
Accumulated other comprehensive income	21,404	23,926	22,062	19,237	28,212
Retained earnings (deficit)	(609,487)	(500,808)	(412,181)	(439,015)	(412,694)
Treasury stock, 0, 10,14, 37 and 0 shares at June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011, respectively	-	(536)	(747)	(1,980)	-
Total Ventas stockholders' equity	9,418,611	9,186,735	9,274,957	9,245,762	3,916,718
Noncontrolling interest	103,995	75,500	80,987	84,507	2,858
Total equity	9,522,606	9,262,235	9,355,944	9,330,269	3,919,576
Total liabilities and equity	$18,222,261	$17,188,959	$17,271,910	$17,205,770	$9,634,033

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2012 and 2011
(In thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

	2012	2011	2012	2011
Revenues:
Rental income:
Triple-net leased	$207,898	$116,150	$415,026	$230,771
Medical office buildings	89,674	23,758	154,183	47,994
	297,572	139,908	569,209	278,765
Resident fees and services	304,020	201,307	589,815	315,809
Medical office building and other services revenue	6,639	9,822	12,247	16,779
Income from loans and investments	8,152	8,391	16,188	14,476
Interest and other income	65	78	112	156
Total revenues	616,448	359,506	1,187,571	625,985

Expenses:
Interest	74,428	52,043	144,056	92,830
Depreciation and amortization	189,349	79,509	351,605	130,070
Property-level operating expenses:
Senior living	207,548	135,894	403,214	214,005
Medical office buildings	29,846	8,278	50,744	16,954
	237,394	144,172	453,958	230,959
Medical office building services costs	3,839	7,954	6,827	13,490
General, administrative and professional fees	26,710	15,554	48,907	30,386
Loss on extinguishment of debt	9,989	6	39,533	16,526
Merger-related expenses and deal costs	36,668	55,807	44,649	62,256
Other	1,510	(8,056)	3,086	(8,055)
Total expenses	579,887	346,989	1,092,621	568,462
Income before income/loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	36,561	12,517	94,950	57,523
Income (loss) from unconsolidated entities	514	(83)	831	(253)
Income tax benefit (expense)	5,179	6,110	(6,159)	9,307
Income from continuing operations	42,254	18,544	89,622	66,577
Discontinued operations	31,482	1,190	74,206	2,203
Net income	73,736	19,734	163,828	68,780
Net (loss) income attributable to noncontrolling interest	(289)	58	(823)	120
Net income attributable to common stockholders	$74,025	$19,676	$164,651	$68,660

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.15	$0.10	$0.31	$0.40
Discontinued operations	0.11	0.01	0.26	0.01
Net income attributable to common stockholders	$0.26	$0.11	$0.57	$0.41
Diluted:
Income from continuing operations attributable to common stockholders	$0.14	$0.10	$0.31	$0.39
Discontinued operations	0.11	0.01	0.25	0.01
Net income attributable to common stockholders	$0.25	$0.11	$0.56	$0.40

Weighted average shares used in computing earnings per common share:
Basic	290,170	176,262	289,281	168,369
Diluted	292,592	177,945	291,711	170,013

Dividends declared per common share	$0.62	$0.7014	$1.24	$1.2764

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2012 Quarters		2011 Quarters
	Second	First	Fourth	Third	Second

Revenues:
Rental income:
Triple-net leased	$207,898	$207,128	$206,109	$204,554	$116,150
Medical office buildings	89,674	64,509	60,369	58,159	23,758
	297,572	271,637	266,478	262,713	139,908
Resident fees and services	304,020	285,795	277,992	274,294	201,307
Medical office building and other services revenue	6,639	5,608	10,421	9,271	9,822
Income from loans and investments	8,152	8,036	9,867	10,072	8,391
Interest and other income	65	47	688	373	78
Total revenues	616,448	571,123	565,446	556,723	359,506

Expenses:
Interest	74,428	69,628	68,972	70,596	52,043
Depreciation and amortization	189,349	162,256	162,737	157,387	79,509
Property-level operating expenses:
Senior living	207,548	195,666	188,790	187,356	135,894
Medical office buildings	29,846	20,898	20,153	20,071	8,278
	237,394	216,564	208,943	207,427	144,172
Medical office building services costs	3,839	2,988	7,245	6,347	7,954
General, administrative and professional fees	26,710	22,197	23,527	20,624	15,554
Loss on extinguishment of debt	9,989	29,544	2,393	8,685	6
Litigation proceeds, net	-	-	(116,932)	(85,327)	-
Merger-related expenses and deal costs	36,668	7,981	22,317	69,350	55,807
Other	1,510	1,576	1,443	13,882	(8,056)
Total expenses	579,887	512,734	380,645	468,971	346,989
Income before income/loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	36,561	58,389	184,801	87,752	12,517
Income (loss) from unconsolidated entities	514	317	19	182	(83)
Income tax benefit (expense)	5,179	(11,338)	7,622	13,732	6,110
Income from continuing operations	42,254	47,368	192,442	101,666	18,544
Discontinued operations	31,482	42,724	55	318	1,190
Net income	73,736	90,092	192,497	101,984	19,734
Net (loss) income attributable to noncontrolling interest	(289)	(534)	(451)	(901)	58
Net income attributable to common stockholders	$74,025	$90,626	$192,948	$102,885	$19,676

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.15	$0.16	$0.67	$0.36	$0.10
Discontinued operations	0.11	0.15	0.00	0.00	0.01
Net income attributable to common stockholders	$0.26	$0.31	$0.67	$0.36	$0.11
Diluted:
Income from continuing operations attributable to common stockholders	$0.14	$0.16	$0.66	$0.35	$0.10
Discontinued operations	0.11	0.15	0.00	0.00	0.01
Net income attributable to common stockholders	$0.25	$0.31	$0.66	$0.35	$0.11

Weighted average shares used in computing earnings per common share:
Basic	290,170	288,375	287,793	287,365	176,262
Diluted	292,592	290,813	290,607	290,794	177,945

Dividends declared per common share	$0.62	$0.62	$0.575	$0.4486	$0.7014

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2012 and 2011
(In thousands)

	2012	2011
Cash flows from operating activities:
Net income	$163,828	$68,780
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	366,405	132,514
Amortization of deferred revenue and lease intangibles, net	(8,829)	(1,550)
Other non-cash amortization	(21,185)	3,139
Stock-based compensation	11,086	8,368
Straight-lining of rental income, net	(10,470)	(3,749)
Loss (gain) on real estate loan investments	559	(3,255)
Gain on sale of marketable securities	-	(733)
Change in fair value of financial instruments	93	(8,887)
Loss on extinguishment of debt	39,533	16,526
Gain on real estate dispositions, net (including amounts in discontinued operations)	(78,791)	-
Income tax expense (benefit) (including amounts in discontinued operations)	6,138	(9,404)
(Income) loss from unconsolidated entities	(831)	253
Other	5,897	689
Changes in operating assets and liabilities:
Decrease (increase) in other assets	861	(9,940)
Increase in accrued interest	10,259	4,008
Decrease in accounts payable and other liabilities	(23,745)	(10,459)
Net cash provided by operating activities	460,808	186,300
Cash flows from investing activities:
Net investment in real estate property	(899,404)	(264,464)
Purchase of noncontrolling interest	(3,934)	(3,319)
Investment in loans receivable	(27,260)	(612,925)
Proceeds from sale of marketable securities	-	23,050
Proceeds from real estate disposals	8,847	-
Proceeds from loans receivable	33,223	132,363
Development project expenditures	(60,561)	(5,687)
Capital expenditures	(23,812)	(13,549)
Other	(2,150)	(75)
Net cash used in investing activities	(975,051)	(744,606)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(88,654)	99,500
Proceeds from debt	1,269,315	704,111
Repayment of debt	(645,722)	(337,427)
Payment of deferred financing costs	(2,980)	(1,363)
Issuance of common stock, net	342,469	299,926
Cash distribution to common stockholders	(361,957)	(201,949)
Cash distribution to redeemable OP unitholders	(2,241)	-
Purchases of redeemable OP units	(611)	-
Distributions to noncontrolling interest	(2,907)	(616)
Other	14,509	913
Net cash provided by financing activities	521,221	563,095
Net increase in cash and cash equivalents	6,978	4,789
Effect of foreign currency translation on cash and cash equivalents	18	101
Cash and cash equivalents at beginning of period	45,807	21,812
Cash and cash equivalents at end of period	$52,803	$26,702

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$364,883	$3,140,924
Utilization of escrow funds held for an Internal Revenue Code Section 1031 exchange	(134,003)	-
Other assets acquired	81,509	110,722
Debt assumed	250,363	1,621,641
Other liabilities	26,639	200,962
Deferred income tax liability	5,895	48,087
Noncontrolling interests	25,166	-
Equity issued	4,326	1,380,956

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2012 Quarters		2011 Quarters
	Second	First	Fourth	Third	Second
Cash flows from operating activities:
Net income	$73,736	$90,092	$192,497	$101,984	$19,734
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	201,769	164,636	166,163	161,027	80,755
Amortization of deferred revenue and lease intangibles, net	(3,669)	(5,160)	(4,701)	(5,908)	(882)
Other non-cash amortization	(11,077)	(10,108)	(7,734)	(8,568)	626
Stock-based compensation	6,252	4,834	5,750	5,228	4,352
Straight-lining of rental income, net	(5,580)	(4,890)	(5,631)	(5,505)	(1,977)
Loss (gain) on real estate loan investments	-	559	-	-	(3,078)
Gain on sale of marketable securities	-	-	-	-	-
Change in fair value of financial instruments	60	33	61	11,785	(8,887)
Loss on extinguishment of debt	9,989	29,544	2,393	8,685	6
Gain on real estate dispositions, net (including amounts in discontinued operations)	(38,558)	(40,233)	-	-	-
Income tax (benefit) expense (including amounts in discontinued operations)	(5,167)	11,305	(7,827)	(13,906)	(6,207)
(Income) loss from unconsolidated entities	(514)	(317)	(19)	(182)	83
Other	2,848	3,049	2,442	1,315	291
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(414)	1,275	27,433	(17,069)	(8,400)
(Decrease) increase in accrued interest	(10,193)	20,452	(28,291)	15,133	(11,245)
(Decrease) increase in accounts payable and other liabilities	(3,635)	(20,110)	(13,240)	3,582	(9,640)
Net cash provided by operating activities	215,847	244,961	329,296	257,601	55,531
Cash flows from investing activities:
Net investment in real estate property	(898,904)	(500)	(186,918)	(80,223)	(264,464)
Purchase of noncontrolling interest	(3,934)	-	-	-	-
Investment in loans receivable	(4,787)	(22,473)	(8,274)	(6,934)	(612,925)
Proceeds from sale of marketable securities	-	-	-	-	-
Proceeds from real estate disposals	-	8,847	5,657	14,961	-
Proceeds from loans receivable	15,979	17,244	81,245	6,571	112,413
Development project expenditures	(29,287)	(31,274)	(24,358)	(17,546)	(5,556)
Capital expenditures	(13,793)	(10,019)	(21,815)	(15,109)	(5,717)
Other	(13)	(2,137)	(52)	(38)	(38)
Net cash used in investing activities	(934,739)	(40,312)	(154,515)	(98,318)	(776,287)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	293,744	(382,398)	103,452	334,500	131,500
Proceeds from debt	601,985	667,330	385,887	253,642	689,481
Repayment of debt	(346,921)	(298,801)	(493,919)	(557,616)	(6,358)
Payment of deferred financing costs	(1,187)	(1,793)	(18,142)	(535)	(1,049)
Issuance of common stock, net	342,469	-	(79)	-	-
Cash distribution to common stockholders	(182,704)	(179,253)	(166,114)	(152,983)	(108,211)
Cash distribution to redeemable OP unitholders	(1,129)	(1,112)	1,679	(4,038)	-
Purchases of redeemable OP units	(378)	(233)	(185)	-	-
Contributions from noncontrolling interest	-	-	-	2	-
Distributions to noncontrolling interest	(1,315)	(1,592)	(559)	(1,381)	(267)
Other	13,944	565	1,472	104	455
Net cash provided by (used in) financing activities	718,508	(197,287)	(186,508)	(128,305)	705,551
Net (decrease) increase in cash and cash equivalents	(384)	7,362	(11,727)	30,978	(15,205)
Effect of foreign currency translation on cash and cash equivalents	(37)	55	52	(198)	8
Cash and cash equivalents at beginning of period	53,224	45,807	57,482	26,702	41,899
Cash and cash equivalents at end of period	$52,803	$53,224	$45,807	$57,482	$26,702

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$310,002	$54,881	$(61,527)	$7,893,696	$3,140,924
Utilization of escrow funds held for an Internal Revenue Code Section 1031 exchange	(96,204)	(37,799)	-	-	-
Other assets acquired	86,635	(5,126)	162,497	320,957	110,722
Debt assumed	232,629	17,734	142,863	1,886,585	1,621,641
Other liabilities	33,628	(6,989)	(39,843)	791,160	200,962
Deferred income tax liability	5,895	-	-	(4,198)	48,087
Redeemable OP unitholder interests	-	-	458	100,430	-
Noncontrolling interests	28,281	(3,115)	(2,510)	83,702	-
Equity issued	-	4,326	2	5,356,974	1,380,956

QUARTERLY FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(In thousands, except per share amounts)

	2012 Quarters		2011 Quarters
	Second	First	Fourth	Third	Second

Net income attributable to common stockholders	$74,025	$90,626	$192,948	$102,885	$19,676
Adjustments:
Depreciation and amortization on real estate assets	188,348	161,354	162,103	156,763	78,926
Depreciation on real estate assets related to noncontrolling interest	(2,336)	(1,511)	(1,744)	(1,313)	(210)
Depreciation on real estate assets related to unconsolidated entities	2,131	2,175	2,339	2,247	931
Discontinued operations:
Gain on real estate dispositions, net	(38,558)	(40,233)	-	-	-
Depreciation and amortization on real estate assets	12,420	2,380	3,426	3,640	1,246
FFO	236,030	214,791	359,072	264,222	100,569
Merger-related expenses and deal costs	36,668	7,981	22,317	69,350	55,807
Litigation proceeds, net	-	-	(116,932)	(85,327)	-
Loss on extinguishment of debt	9,989	29,544	2,393	8,685	6
Income tax (benefit) expense	(5,166)	11,305	(7,827)	(13,904)	(6,209)
Change in fair value of financial instruments	60	33	61	11,785	(8,887)
Amortization of other intangibles	255	256	255	256	255
Normalized FFO	$277,836	$263,910	$259,339	$255,067	$141,541

Per diluted share (1):
Net income attributable to common stockholders	$0.25	$0.31	$0.66	$0.35	$0.11
Adjustments:
Depreciation and amortization on real estate assets	0.64	0.55	0.56	0.54	0.44
Depreciation on real estate assets related to noncontrolling interest	(0.01)	(0.01)	(0.01)	(0.00)	(0.00)
Depreciation on real estate assets related to unconsolidated entities	0.01	0.01	0.01	0.01	0.01
Discontinued operations:
Gain on real estate dispositions, net	(0.13)	(0.14)	-	-	-
Depreciation and amortization on real estate assets	0.04	0.01	0.01	0.01	0.01
FFO	0.81	0.74	1.24	0.91	0.57
Merger-related expenses and deal costs	0.13	0.03	0.08	0.24	0.31
Litigation proceeds, net	-	-	(0.40)	(0.29)	-
Loss on extinguishment of debt	0.03	0.10	0.01	0.03	0.00
Income tax (benefit) expense	(0.02)	0.04	(0.03)	(0.05)	(0.03)
Change in fair value of financial instruments	0.00	0.00	0.00	0.04	(0.05)
Amortization of other intangibles	0.00	0.00	0.00	0.00	0.00
Normalized FFO	$0.95	$0.91	$0.89	$0.88	$0.80

(1) Per share amounts may not add due to rounding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT. Moreover, the Company believes that normalized FFO provides useful information because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items such as transactions and litigation. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of real estate property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) gains and losses on the sales of real property assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to the Company’s lawsuit against HCP, Inc., (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses, (e) the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, (f) the financial impact of contingent consideration, (g) charitable donations made to the Ventas Charitable Foundation, and (h) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments.

FFO and normalized FFO presented herein are not necessarily identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.

NORMALIZED FFO GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2012

The following table illustrates the Company’s normalized FFO per diluted common share guidance for the year ending December 31, 2012:

	UPDATED GUIDANCE			PRIOR GUIDANCE
	For the Year			For the Year
	Ending			Ending
	December 31, 2012			December 31, 2012
Net income attributable to common stockholders	$1.08	-	$1.28	$1.08	-	$1.23
Adjustments:
Depreciation and amortization on real estate
assets, depreciation related to noncontrolling interest
and gain/loss on real estate dispositions, net	2.26	-	2.18	2.21	-	2.14
FFO	3.34	-	3.46	3.29	-	3.37
Adjustments:
Income tax benefit/expense, gain/loss on
extinguishment of debt, amortization of intangibles,
merger-related expenses, integration expenses and deal
costs and other	0.36	-	0.28	0.34	-	0.32
Normalized FFO	$3.70	-	$3.74	$3.63	-	$3.69

Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended June 30, 2012, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding loss on extinguishment of debt, net litigation proceeds, merger-related expenses and deal costs, gains or losses on sales of real property assets and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$74,025
Pro forma adjustments for current period investments, capital
transactions and dispositions	5,224
Pro forma net income for the three months ended
June 30, 2012	$79,249
Add back:
Pro forma interest (including discontinued operations)	74,089
Pro forma depreciation and amortization (including discontinued operations)	204,013
Stock-based compensation	6,252
Loss on extinguishment of debt	9,989
Gain on real estate dispositions, net	(38,558)
Income tax benefit (including discontinued operations)	(5,166)
Change in fair value of financial instruments	60
Other taxes	876
Merger-related expenses and deal costs	36,668
Adjusted Pro Forma EBITDA	$367,472
Adjusted Pro Forma EBITDA annualized	$1,469,888

As of June 30, 2012:
Debt	$7,204,727
Cash, including cash escrows pertaining to debt	(66,610)
Net debt	$7,138,117

Net debt to Adjusted Pro Forma EBITDA	4.9	x

Non-GAAP Financial Measures Reconciliation
(In thousands, except per share amounts)

	For the Six Months
	Ended June 30,
	2012	2011

Net income attributable to common stockholders	$164,651	$68,660
Adjustments:
Depreciation and amortization on real estate assets	349,702	128,901
Depreciation on real estate assets related to noncontrolling interest	(3,847)	(414)
Depreciation on real estate assets related to unconsolidated entities	4,306	1,966
Discontinued operations:
Gain on real estate dispositions, net	(78,791)	-
Depreciation and amortization on real estate assets	14,800	2,444
FFO	450,821	201,557
Merger-related expenses and deal costs	44,649	62,256
Litigation proceeds, net	-	-
Loss on extinguishment of debt	39,533	16,526
Income tax expense (benefit)	6,139	(9,406)
Change in fair value of financial instruments	93	(8,887)
Amortization of other intangibles	511	511
Normalized FFO	$541,746	$262,557

Per diluted share (1):
Net income attributable to common stockholders	$0.56	$0.40
Adjustments:
Depreciation and amortization on real estate assets	1.20	0.76
Depreciation on real estate assets related to noncontrolling interest	(0.01)	(0.00)
Depreciation on real estate assets related to unconsolidated entities	0.01	0.01
Discontinued operations:
Gain on real estate dispositions, net	(0.27)	-
Depreciation and amortization on real estate assets	0.05	0.01
FFO	1.55	1.19
Merger-related expenses and deal costs	0.15	0.37
Litigation proceeds, net	-	-
Loss on extinguishment of debt	0.14	0.10
Income tax expense (benefit)	0.02	(0.06)
Change in fair value of financial instruments	0.00	(0.05)
Amortization of other intangibles	0.00	0.00
Normalized FFO	$1.86	$1.54

(1) Per share amounts may not add due to rounding.

Non-GAAP Financial Measures Reconciliation
NOI Reconciliation by Segment
(In thousands)

	2012 Quarters		2011 Quarters
	Second	First	Fourth	Third	Second
Revenues

Triple-Net
Triple-Net Rental Income	$207,898	$207,128	$206,109	$204,554	$116,150

Medical Office Buildings
Medical Office - Stabilized	80,335	56,251	53,826	51,992	20,280
Medical Office - Lease up	9,339	8,258	6,543	6,167	3,478
Total Medical Office Buildings - Rental Income	89,674	64,509	60,369	58,159	23,758
Total Rental Income	297,572	271,637	266,478	262,713	139,908

Medical Office Building Services Revenue	5,529	4,499	9,313	8,162	9,822
Total Medical Office Buildings - Revenue	95,203	69,008	69,682	66,321	33,580

Triple-Net Services Revenue	1,110	1,109	1,108	1,109	-
Total Medical Office Building and Other Services Revenue	6,639	5,608	10,421	9,271	9,822

Seniors Housing Operating
Seniors Housing - Stabilized	283,214	271,396	264,860	265,649	194,015
Seniors Housing - Lease up	19,491	13,078	11,866	7,410	6,025
Seniors Housing - Other	1,315	1,321	1,266	1,235	1,267
Total Resident Fees and Services	304,020	285,795	277,992	274,294	201,307

Non-Segment Income from Loans and Investments	8,152	8,036	9,867	10,072	8,391
Total Revenues, excluding Interest and Other Income	616,383	571,076	564,758	556,350	359,428

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	26,401	17,845	17,648	17,645	6,820
Medical Office - Lease up	3,445	3,053	2,505	2,426	1,458
Total Medical Office Buildings	29,846	20,898	20,153	20,071	8,278

Seniors Housing Operating
Seniors Housing - Stabilized	192,640	184,748	177,890	179,983	129,901
Seniors Housing - Lease up	13,786	9,795	9,803	6,218	4,825
Seniors Housing - Other	1,122	1,123	1,097	1,155	1,168
Total Seniors Housing	207,548	195,666	188,790	187,356	135,894
Total Property-Level Operating Expenses	237,394	216,564	208,943	207,427	144,172

Medical Office Building Services Costs	3,839	2,988	7,245	6,347	7,954

Net Operating Income

Triple-Net
Triple-Net Properties	207,898	207,128	206,109	204,554	116,150
Triple-Net Services Revenue	1,110	1,109	1,108	1,109	-
Total Triple-Net	209,008	208,237	207,217	205,663	116,150

Medical Office Buildings
Medical Office - Stabilized	53,934	38,406	36,178	34,347	13,460
Medical Office - Lease up	5,894	5,205	4,038	3,741	2,020
Medical Office Buildings Services	1,690	1,511	2,068	1,815	1,868
Total Medical Office Buildings	61,518	45,122	42,284	39,903	17,348

Seniors Housing Operating
Seniors Housing - Stabilized	90,574	86,648	86,970	85,666	64,114
Seniors Housing - Lease up	5,705	3,283	2,063	1,192	1,200
Seniors Housing - Other	193	198	169	80	99
Total Seniors Housing	96,472	90,129	89,202	86,938	65,413
Non-Segment	8,152	8,036	9,867	10,072	8,391
Net Operating Income	$375,150	$351,524	$348,570	$342,576	$207,302

Note: Amounts above are adjusted to exclude discontinued operations for all periods presented.

The Company believes that NOI provides useful information because those disclosures allow investors, analysts and Company management to measure unlevered property-level operating results and to compare the Company’s operating results to the operating results of other real estate companies and between periods on a consistent basis. Those terms are commonly used in evaluating results of real estate companies. The Company defines NOI as total revenues, excluding interest and other income, less property-level operating expenses and medical office building services costs (including amounts in discontinued operations).

CONTACT:
Ventas, Inc.
Lori B. Wittman
(877) 4-VENTAS